                            ASSET PURCHASE AGREEMENT

                                  by any among

                             LIBERTY FOOD GROUP, LLC
                                    as Buyer

                                       and

                             FERRO FOODS CORPORATION
                                    as Seller

                                FRANK FERRO, SR.

                                       and

                                  FRANK GAMBINO



                                November 23, 1999

                                 TABLE OF CONTENTS


     ARTICLE I
     SALE OF ASSETS . . . . . . . . . . . . . . . . . . . . . . 1
                    Section 1.1  Assets to be Sold. . . . . . . 1
                    Section 1.2  Excluded Assets. . . . . . . . 3
                    Section 1.3  Reorganization . . . . . . . . 3

     ARTICLE II
     EXCLUSION OF LIABILITIES . . . . . . . . . . . . . . . . . 3
                    Section 2.1  Liabilities Not Assumed by the
            Buyer . . . . . . . . . . . . . . . . . . . . . . . 3

     ARTICLE III
     CLOSING; PURCHASE PRICE AND PAYMENT. . . . . . . . . . . . 4
                    Section 3.1  Closing. . . . . . . . . . . . 4
                    Section 3.2  Purchase Price . . . . . . . . 4
                    Section 3.3  Payment of Purchase Price. . . 5
                    Section 3.4  Deliveries . . . . . . . . . . 5

     ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF THE SELLER . . . . . . . 7
                    Section 4.1  Due Incorporation and
            Qualification . . . . . . . . . . . . . . . . . . . 7
                    Section 4.2  Subsidiaries . . . . . . . . . 7
                    Section 4.3  Authority to Execute and
            Perform Agreements. . . . . . . . . . . . . . . . . 7
                    Section 4.4  Compliance . . . . . . . . . . 8
                    Section 4.5  Tax Matters. . . . . . . . . . 8
                    Section 4.6  No Loan Agreements . . . . . . 8
                    Section 4.7  Litigation . . . . . . . . . . 8
                    Section 4.8  Agreements . . . . . . . . . . 8
                    Section 4.9  Environmental and Other
            Permits and Licenses. . . . . . . . . . . . . . . . 9
                    Section 4.10  Purchased Assets. . . . . . . 9
                    Section 4.11  Liens . . . . . . . . . . . .10
                        Section 4.12 Inventory; Accounts
                         Receivable; Equipment; Records;
                           Intellectual Property. . . . . . . .10
                    Section 4.13  Employee Matters. . . . . . .10
                    Section 4.14  Employee Benefit Plans. . . .10
                    Section 4.15  Bulk Transfer . . . . . . . .11
                    Section 4.16  Full Disclosure . . . . . . .11
                    Section 4.17  No Broker . . . . . . . . . .11
                    Section 4.18  Investment Intent . . . . . .12

     ARTICLE V
     REPRESENTATIONS AND WARRANTIES OF THE BUYER. . . . . . . .13
                          Section 5.1 Incorporation and
                                 Qualification13
                    Section 5.2  Authority to Execute and
            Perform Agreements. . . . . . . . . . . . . . . . .13
                    Section 5.3 The Shares. . . . . . . . . . .13
                    Section 5.4  No Broker. . . . . . . . . . .13

     ARTICLE VI
     COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . .14
                    Section 6.1  Expenses of Sale . . . . . . .14
                    Section 6.2  Taxes. . . . . . . . . . . . .14
                    Section 6.3  Telephone Numbers. . . . . . .14
                    Section 6.4  Change of Name . . . . . . . .14

     ARTICLE VII
     BUYER'S CONDITIONS TO CLOSING. . . . . . . . . . . . . . .14
                    Section 7.1 Representations and Warranties.14
                    Section 7.2  Covenants. . . . . . . . . . .15
                    Section 7.3  Bulk Transfer. . . . . . . . .15
                    Section 7.4  Consents . . . . . . . . . . .15

     ARTICLE VIII
     RESTRICTIVE COVENANTS. . . . . . . . . . . . . . . . . . .15
                    Section 8.1  Confidential Information . . .15
                    Section 8.2  Non-Competition. . . . . . . .15
                    Section 8.3  Rights and Remedies Upon
            Breach16
                    Section 8.4  Severability of Covenants. . .16
                          Section 8.5 Enforceability in
                                 Jurisdictions16

     ARTICLE IX
     SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . .16
                    Section 9.1  Survival of Representations
            and Warranties. . . . . . . . . . . . . . . . . . .16

     ARTICLE X
     INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . .17
                    Section 10.1  Obligation of the Seller to
            Indemnify . . . . . . . . . . . . . . . . . . . . .17
                    Section 10.2  Notice to Indemnifying Party.18

     ARTICLE XI
     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . .18
                    Section 11.1  Notices . . . . . . . . . . .18
                    Section 11.2  Entire Agreement. . . . . . .19
                    Section 11.3  Waivers and Amendments. . . .19
                    Section 11.4  Governing Law . . . . . . . .19
                    Section 11.5  Consent to Jurisdiction . . .19
                    Section 11.6  Assignment. . . . . . . . . .19
                    Section 11.7  Counterparts and Facsimile. .20
                    Section 11.8 Severability of Provisions . .20
                    Section 11.9  Exhibits and Schedules. . . .20
                    Section 11.10  Headings . . . . . . . . . .20

     EXHIBITS

     EXHIBIT A      -      Bill of Sale and Assignment
     EXHIBIT B      -      Release Agreement
     EXHIBIT C      -      Lock-Up Letter
     EXHIBIT D      -      Voting Trust and Proxy Statement
     EXHIBIT E      -      Escrow Agreement
     EXHIBIT F      -      Creditors
     EXHIBIT F-1    -      Bulk Sale Notice


     SCHEDULES

     Schedule 1.1 (i)      -       Accounts Receivable
     Schedule 1.1 (ii)     -       Cash; Marketable Securities
     Schedule 1.1 (iv)     -       Inventory
     Schedule 1.1 (v)      -       Customers and Suppliers
     Schedule 1.1 (vi)     -       Intellectual Property
     Schedule 1.1 (vii)    -       Equipment
     Schedule 1.1 (viii)   -       Vehicles
     Schedule 1.1 (xii)    -       Contracts
     Schedule 1.1          -       Permitted Liens
     Schedule 1.2          -       Excluded Assets
     Schedule 4.9          -       Permits

                            ASSET PURCHASE AGREEMENT

          This ASSET PURCHASE AGREEMENT dated as of November 23, 1999 (this "Agreement") by and among LIBERTY FOOD GROUP, LLC, a Delaware limited liability company (the "Buyer"), and FERRO FOODS CORPORATION, a New York corporation (the "Seller"), and Frank Ferro, Sr. and Frank Gambino (individually, a "Principal" and, together, the "Principals").


                               W I T N E S S E T H

          WHEREAS, the Seller, a corporation duly organized and existing under the laws of the State of New York, is engaged in the business of wholesale food distribution (the "Business"); and

          WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, all right, title and interest of the Seller in and to substantially all the assets, properties and rights of the Seller as provided herein, all upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Buyer and the Seller hereby agree as follows:


                                    ARTICLE I
                                 SALE OF ASSETS

          Section 1.1 Assets to be Sold. Except as otherwise provided in Section
1.2 below, at the Closing (as hereinafter defined) the Seller shall sell, assign, convey, transfer and deliver to the Buyer, and the Buyer shall purchase from the Seller, all right, title and interest of the Seller in and to the assets, properties, rights and business of the Seller of every type and description, real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the books and records of the Seller relating to or used in connection the Business (collectively, the "Purchased Assets"), including, without limitation:

                    (i) all accounts receivable, whether collected or uncollected on the date hereof, attributable to sales made by Seller and its agents relating to the period commencing on the date which is 60 business days prior to the Closing Date (as hereinafter defined), including without limitation, those which are listed on Schedule 1.1(i) attached hereto (the "Accounts Receivable");

                    (ii) all cash and marketable securities held or owned by Seller on the date hereof in any bank or securities account, as set forth on
Schedule 1.1(ii) attached hereto;

                    (iii)     the goodwill of the Seller;

                    (iv) all of the Seller's inventories on the Closing Date, including, without limitation, all inventories of raw materials, work-in-progress and active shipments and ordered goods whether located on the premises of the Seller, in transit to or from such premises, in warehouses, in the premises of manufacturers, or otherwise, including, without limitation, those indicated on Schedule 1.1(iv) attached hereto (collectively, the "Inventory");

                    (v) all of the Seller's customers and suppliers as set forth on Schedule 1.1(v) attached hereto;

                    (vi) the name "Ferro Foods Corporation" and all trademarks, service marks logos, copyrights and registrations and applications therefor, and trade secrets and confidential business information, manufacturing and production processes and techniques, research and development information, customer and supplier data, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, and business and marketing plans (the "Intellectual Property"), including, without limitation, those indicated on
Schedule 1.1(vi) attached hereto;

                    (vii) all furniture, fixtures, equipment, machinery and other tangible personal property used or held for use by the Seller at the locations at which the Business is conducted, or otherwise owned or held by the Seller at the Closing Date for use in conduct of the Business, including without limitation, those listed on Schedule 1.1(vii) attached hereto (the "Equipment");

                    (viii) the vehicles used in the Business,  including without
limitation,   those  indicated  on  Schedule   1.1(viii)  attached  hereto  (the
"Vehicles");

                    (ix) all books of account, general, financial, tax and personnel records, invoices, shipping records, sales invoices, warranties on all supplies, equipment correspondence and other documents, records and files and all computer software and programs and any rights thereto owned, associated with or employed by the Seller or used in, or relating to, the Business, other than organization documents, minutes and stock records books and the corporate seal of the Seller (collectively the "Records");

                    (x) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guaranties made by suppliers of products, materials or equipment, or components thereof), pertaining to or arising out of, the Business and enuring to the benefit of the Seller;

                    (xi)  all  sales  and   promotional   literature  and  other
sales-related materials owned, used, associated with or employed by the Seller in connection with the Business;

                    (xii) all written or oral contracts, licenses, sublicenses, agreements, undertakings, commitments, and sales and purchase orders, quotations and other executing contracts, including, without limitation, those listed on
Schedule 1.1(xii) attached hereto;

                    (xiii) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Seller in connection with, or required for, the Business, to the extent transferable; and

                    (xiv) all other assets, properties, rights and business of every kind and nature owned or held by the Seller which are used by the Seller in the Business, or in which the Seller has an interest, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

          In confirmation of the foregoing sale, assignment, conveyance and transfer, the Seller shall execute and deliver to the Buyer at the Closing a Bill of Sale and Assignment in the form of Exhibit A attached hereto.

          The Purchased Assets shall be conveyed and delivered to the Buyer free and clear of all liens, encumbrances, security interests, claims, charges, and other encumbrances of any kind, nature or character (collectively, "Liens"), other than the Liens indicated on Schedule 1.1 attached hereto (the "Permitted Liens").

          Section 1.2 Excluded Assets. Notwithstanding the foregoing, there shall be excluded from the assets, properties, rights and business to be transferred to the Buyer hereunder those assets, properties and rights set forth in Schedule 1.2 (collectively the "Excluded Assets").

          Section 1.3 Reorganization. (a) It is intended that the transaction described herein qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). As such, and as more fully described herein, Buyer will acquire substantially all of the assets of the Seller solely in exchange for voting securities of Buyer.

               (b) As soon as reasonably practicable, but in no event later than 12 months following the Closing Date (as hereinafter defined), Seller will be liquidated pursuant to the requirements of Section 368(a)(2)(G) of the Code.


                                   ARTICLE II
                            EXCLUSION OF LIABILITIES

          Section 2.1 Liabilities Not Assumed by the Buyer. Anything in this Agreement to the contrary notwithstanding, the Buyer shall not assume, or in any way be liable or responsible for, any liabilities or obligations of the Business or any liabilities or obligations of the Seller or the Principals, whether or not such liabilities or obligations are in connection with or related to the Business or the Purchased Assets. Without limiting the generality of the foregoing, the Seller and the Principals shall retain, and shall be solely responsible for paying, performing and discharging when due, and the Buyer shall not assume or have any responsibility for, each of the following:

                    (i) any liability or obligation of the Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation, any tax liability so arising;

                    (ii) any liability or obligation under contracts and other agreements to which the Seller is a party or by or to which it or its assets, properties or rights are bound or subject;

                    (iii) any liability or obligation relating to or arising out of the Purchased Assets and Excluded Assets;

                    (iv) any liability or obligation pertaining to any of the employees of the Business;

                    (v) any tax, charge, duty, levy or other similar assessment imposed by any federal, state local or foreign governmental department, commission, board, bureau, agency or instrumentality (a "Taxing Authority"), including without limitation, income, gross receipts, excise, property, sales, gain, use, license, capital stock, transfer, franchise, payroll, withholding, social security, unemployment insurance, medicaid or other taxes, including without limitation any interest or penalties attributable thereto (collectively, "Taxes"); and

                    (vi) any other liability or obligation of the Principals or the Seller, and their respective stockholders, directors, officers, employees, affiliates, agents or representatives and their respective successors and assigns arising out of or relating to the Business or otherwise.


                                   ARTICLE III
                 CLOSING; PURCHASE PRICE AND PAYMENT

          Section 3.1 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Assets contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016, on November 23, 1999 or at such other date as the Seller and Buyer may mutually agree; provided, however, that the Closing shall not occur prior to the tenth
(10th) day following the mailing of the notice to the creditors of the Seller as provided in Section 4.15 below. The date upon which the Closing occurs is herein called the "Closing Date."

          Section 3.2 Purchase Price. The aggregate purchase price for the Purchased Assets (the "Purchase Price") shall be two million five hundred thousand (2,500,000) shares (the "Shares") of common stock, par value $.004 per share, of Liberty Group Holdings, Inc., formerly known as Bio-Response, Inc., a Delaware corporation (the "Issuer").

          Section 3.3 Payment of Purchase Price. The Buyer shall pay the Purchase Price to the Seller at the Closing by delivery to the Seller of a stock certificate representing the Shares issued in the name of the Seller. The certificate representing the Shares shall bear the following legends:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION, FROM COUNSEL AND IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THAT ACT.

          THIS CERTIFICATE IS SUBJECT TO AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF (i) THE ESCROW AGREEMENT DATED AS OF NOVEMBER 23, 1999 BETWEEN LIBERTY FOOD GROUP, LLC AND FERRO FOODS CORPORATION AND (ii) THE VOTING TRUST AND PROXY AGREEMENT DATED AS OF NOVEMBER 23, 1999, AMONG LIBERTY FOOD GROUP, LLC, FERRO FOODS CORPORATION, FRANK FERRO, SR. AND FRANK GAMBINO. ANY DIRECT OR INDIRECT TRANSFER, GIFT, ASSIGNMENT, PROXY, PLEDGE, LIEN OR ANY OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID."

          Section 3.4  Deliveries.   (a) On or before the Closing
Date the Seller shall have received the following from the Buyer, all in form and substance satisfactory to the Seller:

               (i) A stock certificate representing the Shares issued in the name of the Seller;

               (ii) Resolutions of the Buyer duly authorizing the execution, delivery and performance of this Agreement and the sale of the Purchased Assets to the Buyer contemplated hereunder and the other documents executed by the Buyer in connection with this Agreement; and

               (iii) Recent official evidence dated at least three days prior to the Closing Date from appropriate governmental authorities of appropriate domestic jurisdictions of the Buyer as to constituent documents on file, good standing, payment of franchise taxes and qualification to do business of the Buyer.

               (b) On or before the Closing Date, the Buyer shall have received the following from the Seller, all in form and substance satisfactory to the Buyer;

               (i) the Bill of Sale and Assignment, duly executed by the Seller;

               (ii) the Release Agreement attached hereto as Exhibit B executed by each of the Principals;

               (iii)     the Lock-Up Letter attached hereto as
          Exhibit C duly executed by the Seller and each of the Principals;

               (iv) the Voting Trust and Proxy Agreement attached hereto as Exhibit D duly executed by the Seller and each of the Principals;

               (v) the Escrow Agreement attached hereto as Exhibit E duly executed by the Seller;

               (vi) the consent of each of the parties indicated on Schedule 1.1(xii) attached hereto;

               (vii) Resolutions of the board of directors and stockholders of the Seller duly authorizing the execution, delivery and performance of this Agreement and the sale of the Purchased Assets to the Buyer contemplated hereunder and the other documents executed by the Seller in connection with this Agreement;

               (viii) Recent official evidence dated at least three days prior to the Closing Date from appropriate governmental authorities of appropriate domestic jurisdictions of the Seller as to constituent documents, on file, good standing, payment of franchise taxes and qualification to do business of the Seller; and

               (ix) Any other documents or agreements reasonably requested by the Buyer or its counsel which are necessary or appropriate to consummate the transactions contemplated hereby.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

          As an inducement to the Buyer to enter into this Agreement, the Seller and the Principals, jointly and severally, hereby represent and warrant to the Buyer as follows:

          Section 4.1 Due Incorporation and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted. The Seller is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its properties requires such qualification, except where the failure to be so qualified and in good standing would not result in a material adverse effect on the Business, any of the Purchased Assets or the ability of the Seller to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement.

          Section 4.2 Subsidiaries. Neither the Seller nor any of the Principals directly or indirectly owns or has the power to vote, or to exercise a controlling influence with respect to the securities of any class of any person, the holders of which class are entitled to vote for the election of directors (or persons performing similar functions) of such person, and neither the Seller nor any of the Principals is an affiliate of any person engaged in the same business as the Seller or any business directly or indirectly related to the Business, including without limitation, any supplier or customer of the Business.

          Section 4.3 Authority to Execute and Perform Agreements. Each of the Seller and the Principals has full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their respective obligations hereunder, including, without limitation, the sale and transfer of Purchased Assets to the Buyer. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of each of the Seller and the Principals, enforceable against each of them in accordance with its terms. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body is required in connection with the execution and delivery by the Seller and the Principals of this Agreement and the consummation and performance by the Seller and the Principals of the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated under this Agreement, and the performance by the Seller and the Principals of this Agreement in accordance with its terms and conditions will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, (i) the Certificate of Incorporation or By-Laws of the Seller;
(ii) any instrument, contract or other agreement by or to which the Seller or the Principals is a party or by or to which it or he, or its or his, as the case may be, assets or properties are bound or subject; (iii) any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body; or (iv) any Permit (as defined in Section 4.9 below). The execution and delivery of this Agreement by each of the Seller and the Principals does not, and the performance of this Agreement by the Seller and the Principals will not, require any consent, approval, authorization or permit of or filing with, or notification to any person or entity other than those consents which are indicated on Schedule (xii) attached hereto.

          Section 4.4 Compliance. The Seller and the Principals have conducted the Business through the date hereof in accordance with all applicable laws, ordinances, statutes, rules, regulations and governmental orders applicable to the Business or any of its properties or assets. The Seller holds all permits, licenses, vacancies, order and appeals necessary in the conduct of its Business as currently being conducted. Neither the Seller nor any of the Principals is in conflict with, or in default or violation of: (i) any law, rule, regulation, order, judgment or decree applicable to the Seller or the Principals by which any property or asset of the Seller or Principals is bound or affected; or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which either the Seller or Principals is a party or by which the Seller or Principals or any of their properties or assets are bound or affected.

          Section 4.5 Tax Matters. Each of the Seller and the Principals has filed all returns, reports or information returns required to be filed with any Taxing Authority with respect of Taxes and has paid and discharged all Taxes shown as due thereon and have paid all applicable Taxes. Neither the United States Internal Revenue Service nor any other Taxing Authority is now asserting or, to the best knowledge of the Seller and the Principals, threatening to assert against the Seller any deficiency or claim for additional Taxes, including without limitation, interest thereon or penalties in connection therewith, other than the current audit of the Seller's 1995 financials (the "Audit"). The Seller has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of any Tax. The accruals and reserves for taxes reflected in the current balance sheet of the Seller are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with U.S. generally accepted accounting principles, consistently applied.

          Section 4.6 No Loan Agreements. The Seller is not, directly or indirectly, a party to any contract or other agreement or arrangement relating to borrowed money or extending credit or by or to which it or its assets or properties are bound or subject, including without limitation, loan agreements, credit lines, promissory notes, mortgages, pledges, guarantees, security agreements, factoring agreements, letters of credit, powers of attorney or other arrangements to loan or borrow money or extend credit.

          Section 4.7 Litigation. Neither the Seller, nor the Principals is a party to, or threatened with, any litigation or judicial, administrative or arbitration proceeding other than in connection with the Audit. Neither the Seller nor the Principals knows of any dispute with any person which materially and adversely affects, or may materially and adversely affect, the Purchased Assets, or the Business.

          Section 4.8 Agreements. Schedule 1.1(xii) attached hereto sets forth all of the following contracts and other agreements to which the Seller is a party or by or to which it or its assets or properties are bound or subject: (i) contracts and other agreements with any current or former officer, director, employee, consultant or stockholder; (ii) agreements with any labor union or association representing any employee; (iii) contracts and other agreements for the sale of materials, products, supplies, equipment, merchandise or services;
(iv) licenses, royalty agreements or similar contracts; (v) warehousing, distributorship, depository, representative, management, marketing, sales agency, or advertising agreements; (vi) contracts and other agreements for the sale of any of its assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets or properties; (vii) joint venture agreements relating to the assets, properties or business of the Seller or by or to which it or its assets or properties are bound or subject; (viii) contracts or other agreements under which it agrees to indemnify any party, to share the Tax liability of any party or to refrain from competing with any party; or (ix) any other material contract or other agreement whether or not made in the ordinary course of business. All of the contracts and other agreements set forth on Schedule 1.1(xii) and elsewhere referred to in this Agreement are in full force and effect and no condition exists which with the lapse of time or notice would constitute a default thereunder. Except as separately identified on Schedule 1.1(xii), the Seller is not a party to or bound by any contract or other agreement which either individually or in the aggregate materially and adversely affects its assets, properties, business, or condition, financial or otherwise, or which was entered into other than in the ordinary course of its business.

          Section 4.9  Environmental and Other Permits and Licenses.
 The Seller currently holds all the health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of governmental authorities, including, without limitation, environmental permits (collectively "Permits"), a list of which is set forth on Schedule 4.9 attached hereto, necessary or proper for the current use, occupancy or operation of any asset or property of the Seller or the conduct of the Business, and all such Permits are in full force and effect. There is no existing practice, action or activity of the Seller and no existing condition of the properties or assets of the Seller or the Business which will give rise to any civil or criminal liability under, or violate or prevent compliance with, any health or occupational safety or other applicable statute, regulation, ordinance or decree. The Seller has not received any notice from any governmental authority revoking, cancelling, rescinding, materially modifying or refusing to renew any Permit or providing written notice of violations under any law, statute, regulation, ordinance or decree. The Seller is in all respects in compliance with the Permits. There has never been any spill, discharge, release, contamination or other condition or event involving "Hazardous Materials" (as defined or promulgated pursuant to applicable federal, state and local law) at any real property owned or leased by the Seller or at any location at which the Seller now or previously has conducted business and none of such locations or real property has been used for the generation, storage, or use of "Hazardous Materials."

          Section 4.10 Purchased Assets. The Seller owns, leases or has the legal right to use all the properties and assets, used or intended to be used in the conduct of the Business. The Purchased Assets and the Excluded Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights necessary in the conduct of, the Business. The Seller has caused the Purchased Assets to be maintained in accordance with good business practice, and all the Purchased Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended. The Seller has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Purchased Assets to the Buyers free and clear of all Liens (other than the Permitted Liens) without penalty or other adverse consequences. Following the consummation of the transactions contemplated by this Agreement, the Buyer will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of the Seller in the Purchased Assets, free and clear of any Lien other than the Permitted Liens, and without incurring any penalty or other adverse consequence.

          Section 4.11 Liens. The Seller owns outright and has good and marketable title to all of the Purchased Assets, in each case free and clear of any Lien other than the Permitted Liens.

          Section 4.12 Inventory; Accounts Receivable; Equipment; Records; Intellectual Property. The Inventory consists of merchantable and usable goods in the ordinary course of the Business, the amount and character which is reasonable under present requirements. All of the Inventory is merchantable and is usable in the ordinary course of business of Seller as presently conducted. Seller is not under any liability or obligation with respect to the return of any Inventory or merchandise in the possession of customers. The Accounts Receivable as set forth on Schedule 1.1(i) is a true and accurate list of receivables generated by sales of the Seller in the normal course of business, and to the best of Seller's knowledge are valid obligations of the debtors listed on such schedule. Seller knows of no reason why any such Account Receivable should not be collected. The Equipment is in good operational condition and repair, ordinary wear and tear excepted. The Records are the true books and records of the Business and truly and accurately reflect the underlying facts and transactions in all material respects. The Records contain all of the documentation required to operate the Business after the Closing as presently operated and no other records or documents exist which are necessary to operate the Business. Seller owns the right to those Intellectual Property free and clear of all Liens, other than the Permitted Liens, and the Intellectual Property are all that are required for the conduct of the Business or ownership of the Purchased Assets as now being conducted or presently proposed to be conducted. There are no assignments, licenses or sublicenses with respect to any of the Intellectual Property. There are no pending or, to the best knowledge of the Principals, threatened, claims, or assertions by any person or entity to the use of any of the Intellectual Property, and none of the Intellectual Property infringes on the rights of any person or entity and no valid basis exists or with notice or the passage of time will exist for any such claim.

          Section 4.13 Employee Matters. The Seller has paid to date and will pay on or before the Closing Date all accrued wages, salary, bonus, commissions, vacation and sick pay due to be paid or compensated on or before such respective dates for all of its employees and sales representatives, including payroll overheads (i.e., FICA, Florida state tax, federal tax, disability, workers' compensation and liability, employee benefit plan contributions and payments), and the Seller and Principals shall jointly and severally indemnify and hold harmless the Buyer, its stockholders, directors, officers, employees, affiliates, agents, representatives and their respective successors and assigns from and against any liability that may be incurred by reason of the Seller having failed to make such payments.

          Section 4.14 Employee Benefit Plans. Other than the Ferro Foods 401(k) and Profit Sharing Plan (the "Plan"), the employees of the Seller are not covered by and the Seller does not maintain, participate in, contribute to, or operate any pension, retirement, profit-sharing or other employee benefit plans, the Seller does not maintain or contribute to and is not required to contribute to any employee benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which is intended to qualify under paragraph 401(a) of the Code and the Seller has not been required to contribute to any employee benefit plan which is a multi-employer plan (within the meaning of Section 3(37) of ERISA) in the five years immediately preceding the date hereof. The Seller has no responsibility for and has not assumed any pension-related liabilities (including, without limitation, withdrawal liability) of any predecessor business or person. (i) The Plan is not a multiemployer plan with the meaning of ERISA; (ii) the Plan does not promise or provide retiree medical or life insurance benefits to any person; (iii) the Plan does not promise or provide severance benefits or benefits contingent upon a change in ownership or control, within the meaning of Section 280G of the Code;(iv) the Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law; and (v) if the Plan is subject to Title IV of ERISA, the aggregate accumulated benefit obligations of the Plan (as of the date of the most recent actuarial valuation prepared for the Plan) does not exceed the fair market value of the assets of the Plan (as of the date of such valuation).

          Section 4.15 Bulk Transfer. Seller acknowledges that the sale of assets as contemplated hereby constitutes a Bulk Transfer under Article 6 of the New York Uniform Commercial Code (the "UCC").
 The Seller has furnished to the Buyer a true, accurate and complete list of Seller's creditors and the approximate amount of Seller's indebtedness to each, which list is attached hereto as Exhibit F. Seller has delivered to each such creditor a notice of Bulk Transfer, in the form attached hereto as Exhibit F-1, on or about November 12, 1999, and any required waiting period under the UCC shall have elapsed prior to the Closing Date.

          Section 4.16 Full Disclosure. All documents and other papers delivered by or on behalf of the Seller and the Principals in connection with this Agreement and the transactions contemplated hereby are true, complete and accurate; and all contracts and other agreements or instruments included thereunder are valid, subsisting and binding on the parties thereto in accordance with their terms. The information furnished by or on behalf of the Seller and the Principals to the Buyer in connection with this Agreement and the transactions contemplated hereby does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. There is no fact which the Seller or the Principals has not disclosed to the Buyer which materially adversely affects, or so far as the Seller or the Principals can now foresee will materially adversely affect, the business or condition (financial or other) of the Business or the Purchased Assets, Seller or the ability of the Seller or the Principals to perform this Agreement.

          Section 4.17 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of the Seller or the Principals in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Seller or the Principals or any action taken by the Seller or the Principals.

          Section 4.18  Investment Intent.  With respect to the
Shares to be received by the Seller as the Purchase Price:

               (i) The Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and have not been registered or qualified under the securities laws of any state of the United States. Seller and each of the Principals acknowledges that it has no right to require the Buyer or the Issuer to register the Shares under the Securities Act or to register or qualify the Shares under the securities laws of any state of the United States;

               (ii) The Seller and each of the Principals agrees that it will not, directly or indirectly, offer, transfer, sell or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire any of the Shares), except in compliance with the Securities Act and the rules and regulations thereunder. The Seller and each of the Principals further understands, acknowledges and agrees that none of the Shares may be transferred, sold or otherwise disposed of unless (x) such disposition is pursuant to an effective registration statement under the Securities Act, or (y) the Seller shall have delivered to the Issuer an opinion, from counsel and in form and substance reasonably satisfactory to the Buyer, to the effect that such disposition is exempt from the provisions of Section 5 of the Securities Act;

               (iii) The Seller is acquiring the Shares for its own account, for investment purposes only and not with a view to or for sale in connection with any distribution thereof;

               (iv) The Seller and each of the Principals and each of the Principals must continue to bear the economic risk of the investment in the Shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available. If any of the Shares are disposed of in accordance with Rule 144 under the Securities Act, the Seller or each of , as applicable, the Principals shall deliver to the Issuer at or prior to the time of such disposition an executed copy of Form 144 (if required by Rule 144) and such other documentation as the Issuer may reasonably require in connection with such disposition;

               (v) The Seller and each of the Principals acknowledges that the market value of the Shares will fluctuate from their value on the Closing Date and, at the time that the Seller disposes of the Shares, such shares may not be worth their market value on the Closing Date;

               (vi) The Seller and each of the Principals have such knowledge and experience in business matters to be able to evaluate the merits and risks of an investment in the Shares and to make an informed decision with respect to its acceptance of the Shares as the Purchase Price. The Seller and each of the Principals have adequate means of providing for their current financial needs and contingencies, are able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, have no need for liquidity thereof, and could afford a complete loss of the value of such investment;

               (vii) The Seller and each of the Principals have had an opportunity to discuss the business, operations and conditions (financial and otherwise) of the Buyer and the Issuer with representatives of the Buyer. In accepting the Shares on the Closing Date, no oral representations or written representations (other than those specifically made herein) have been made to the Seller or the Principals; and

               (viii) The Seller and each of the Principals is an "accredited investor", as that term is defined in Regulation D under the Securities Act.


                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

          As an inducement to the Seller to enter into this Agreement, the Buyer hereby represents and warrants to the Seller as follows:

          Section 5.1 Incorporation and Qualification. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and lawful authority to own, lease and operate its assets, property and business and to carry on its business as now conducted.
 The Buyer is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its property requires such qualification, except where the failure to be so qualified and in good standing would not result in a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement.

          Section 5.2 Authority to Execute and Perform Agreements. The Buyer has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to perform fully its obligations under this Agreement. This Agreement has been duly executed and delivered by the Buyer, and assuming the due execution hereof by each of the Seller and the Principals, is the valid and binding obligation of the Buyer enforceable against it in accordance with its terms.

          Section 5.3 The Shares. When issued and delivered in accordance with this Agreement, the Shares issued to the Seller will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

          Section 5.4 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Buyers or any action taken by the Buyer.

                                   ARTICLE VI
                            COVENANTS AND AGREEMENTS

          Section 6.1 Expenses of Sale. The Seller and the Buyer agree that each of them shall bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby.

          Section 6.2 Taxes. All transfer, documentary, gross receipts, sales, use and gains taxes and similar liabilities, if any, resulting from the sale, assignment, transfer and delivery hereunder of the Purchased Assets shall be paid by the Seller. In the event that at any time hereafter, any claim, tax or assessment of any kind is made by the federal, state or local authorities or any government sub-division against the Buyer or the Issuer or its members, managers, directors, officers, employees, stockholders, agents, representatives, affiliates and their respective successors and assigns (collectively, the "Buyer Group") by reason of the transfer and sale of the Purchased Assets hereunder, then and in that event, the Seller undertakes to pay the same. Payment of any federal, state or local taxes due from the Seller or its affiliates and filing of all tax returns required to be filed with respect to the Seller and its affiliates and with respect to the business and assets of the Seller shall be the sole responsibility and obligation of the Seller. Such obligation of the Seller to pay such taxes shall be subject to the indemnification provisions of
Article X below.

          Section 6.3 Telephone Numbers. The Seller agrees that the Buyer shall have all of the Seller's right to use, if the Buyer elects, the telephone numbers (which telephone numbers include the Seller's telephone numbers used for sending and receiving facsimile transmissions): (718) 492-0793 and (800) ___________, and facsimile number (718) 492-3482, which numbers have been used through the date hereof by the Seller.

          Section 6.4 Change of Name. After the Closing, the Seller and the Principals agree that it will, upon the Buyer's or its assigns' request: (i) immediately discontinue and no longer use the corporate or trade name of "FERRO FOODS CORPORATION" or any variation or derivation thereof; and (ii) deliver to the Buyer's or its assigns' for filing an executed Certificate of Amendment to the Seller's Certificate of Incorporation changing the Seller's corporate name to another name approved by the Buyer or its assigns.


                                   ARTICLE VII
                          BUYER'S CONDITIONS TO CLOSING

          The following are conditions precedent to the obligations of the Buyer to consummate the transactions contemplated hereby:

          Section 7.1 Representations and Warranties. The representations and warranties made by the Seller and the Principals herein shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties have been made on and as of the Closing Date (except where specific representation or warranty by its terms applies to an earlier date).

          Section 7.2 Covenants. The Seller and the Principals shall have performed and complied in all respects with all covenants, agreements, and conditions set forth herein which are required to be performed or complied with by them on or prior to the Closing Date, including, without limitation, the execution and delivery of the Bill of Sale and Assignment, the Lock-Up Letters, and the Release Agreements.

          Section 7.3 Bulk Transfer. The notices referred to in Section 4.15 above shall have been delivered in accordance with the provisions of the UCC, and any waiting period thereunder shall have expired; and further, no creditor, or group of creditors, shall have filed a claim against Seller attaching or asserting rights of lien against any of the Purchased Assets.

          Section 7.4 Consents. The required consent of any party to an agreement set forth on Schedule 1.1 (xii) shall have been received by the Buyer on or prior to the Closing Date.


                                  ARTICLE VIII
                              RESTRICTIVE COVENANTS

          Section 8.1 Confidential Information. The Seller and the Principals hereby agree on behalf of itself and himself, as the case may be, and their respective officers, directors, employees, stockholders, agents, representatives and affiliates and their respective successors and assigns (collectively, the "Seller Group") that from and after the date hereof each member of the Seller Group shall keep secret and retain in the strictest confidence, and shall not use for their benefit or the benefit of others except in connection with the business and affairs of the Buyer and its affiliates, all confidential matters relating to the Business, the Purchased Assets and the Seller and its affiliates, including, without limitation, trade "know-how," secrets, customer lists, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, methods of manufacture, technical processes and other business affairs relating to the Business and to the Seller Group learned by any member of the Seller Group heretofore or hereafter, and shall not disclose them to anyone outside of the Buyer Group, except as required in the course of performing its duties to the Buyer or with the Buyer's express written consent.

          Section 8.2 Non-Competition. Each of the Seller and the Principals agree that until the third anniversary of the Closing Date, neither the Seller nor the Principals will engage, directly or indirectly, either as principal, agent, consultant, proprietor, creditor, stockholder, director, officer or employee, or participate in the ownership, management, operation or control, directly or indirectly, of any business engaged in the Business. This Section shall not apply to the ownership of less than one percent (1%) of the capital stock of a company having a class of capital stock which is traded on any national stock exchange or on the over-the-counter market. Each of the Seller and the Principals agrees that it or he will not, directly or indirectly, (i) hire, solicit, divert or recruit or encourage any of the employees, or any person who was an employee of the Seller, to leave the employ of Buyer, or terminate or alter their contractual relationship in any way that is adverse, to the Buyer's interests, (ii) solicit or divert business from the Buyer or assist any person or entity in doing so or attempting to do so or (iii) cause or seek to cause any person or entity to refrain from dealing or doing business with the Buyer or assist any person or entity in doing so or attempting to do so.

          Section 8.3 Rights and Remedies Upon Breach. If any member of the Seller Group breaches, or threatens to commit a breach of, any of the provisions of Sections 8.1 or 8.2 (collectively, the "Restrictive Covenants"), the Buyer or its assigns shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Buyer or its assigns under law or in equity:

               (i) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Buyer or its assigns and that money damages will not provide adequate remedy to the Buyer or its assigns.

               (ii) Accounting. The right and remedy to require the applicable member of the Seller Group to account for and pay over to the Buyer or its assigns all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by such member of the Seller Group as the result of any transactions constituting a breach of any of the Restrictive Covenants, and the applicable member of the Seller Group shall account for and pay over such Benefits to the Buyer or its assigns.

          Section 8.4 Severability of Covenants. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          Section 8.5 Enforceability in Jurisdictions. The Buyer and the Seller and the Principals intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Buyer and the Seller and the Principals that such determination not bar or in any way affect the Buyer's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants.


                                   ARTICLE IX
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          Section 9.1 Survival of Representations and Warranties. Notwithstanding any right of the Buyer to investigate the affairs of the Seller and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of the Seller and the Principals contained in this Agreement or in any document delivered to the Buyer by the Seller and the Principals or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder.


                                    ARTICLE X
                                 INDEMNIFICATION

          Section 10.1 Obligation of the Seller and the Principals to Indemnify. The Seller and the Principals and each member of the Seller Group shall jointly and severally indemnify, defend and hold harmless each member of the Buyer Group from and against any losses, liabilities, damages, claims, costs and expenses, interest, awards, judgements and penalties, or deficiencies (including reasonable attorneys' and consultants' fees and disbursements actually suffered or incurred by them) ("Losses") arising out of or due to:

               (i) a breach of any representation, warranty, covenant or agreement of the Seller or the Principals contained in this Agreement or in any document or other writing delivered pursuant hereto;

               (ii) any liabilities or obligations not assumed by the Buyer pursuant to Section 2.1, including, without limitation, any liability to which the Buyer Group may become subject under any Bulk Transfers Act within the UCC or any similar statute as enacted in any jurisdiction, domestic or foreign, notwithstanding Seller's attempt to comply therewith;

               (iii) any liabilities or obligations relating to or in connection with the Business or arising out of or in connection with the Purchased Assets sold hereunder for periods ending prior to or on the Closing Date;

               (iv) any liabilities or obligations of the Seller, any of the Principals or their respective affiliates and successors and assigns to their creditors, including, without limitation, vendors, suppliers, customers, lending institutions, governmental authorities or agencies, or otherwise;

               (v) any liabilities or obligations of the Seller, any of the Principals or their respective affiliates and successors and assigns for any Taxes;

               (vi) any liabilities or obligations for wages, salary, bonuses, commissions, fees, vacation or sick pay and payroll overheads which were required to have been paid by the Seller or its affiliates and that may be asserted against any member of the Buyer Group;

               (vii) any claims under any laws or regulations affecting health, safety, the environment or the regulation of Hazardous Materials; or

               (viii) any liability or obligation relating to, or in connection with, any liabilities, obligations of the Seller or its affiliates that have not been specifically assumed by the Buyer pursuant to this Agreement.

          Section 10.2 Notice to Indemnifying Party. If any member of the Buyer Group (in such capacity, the "Indemnitee") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) is obligated to provide indemnification (in such capacity, the "Indemnifying Party") pursuant to Section 10.1, the Indemnitee shall promptly give the Indemnifying Party notice thereof. The Indemnifying Party may compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee. In any event, the Indemnitee, the Indemnifying Party and the Indemnifying Party's counsel shall cooperate in the compromise of, or defense against, any such asserted liability. Both the Indemnitee and the Indemnifying Party may participate in the defense of such asserted liability and neither may settle or compromise any claim over the objection of the other. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. If the Indemnifying Party shall fail to defend, or if, after commencing or undertaking any such defense, such party fails to prosecute or withdraws from such defense, the Indemnitee shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party's sole expense. In the event of a dispute over the obligation to provide indemnification hereunder, the prevailing party in such dispute shall be entitled to its reasonable attorney's costs and expenses thereof.


                                   ARTICLE XI
                                  MISCELLANEOUS

        Section 11.1 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, by facsimile transmission or if mailed, two (2) days after the date of mailing, as follows:

                   (i) if to the Buyer:

                       c/o Liberty Food Group, LLC
                       11 52nd Street
                       Brooklyn, New York 11232
                       Attention: Barry Hawk
                       Facsimile: (718) 492-5517

                  (ii) if to the Seller to:

                       Ferro Foods Corporation
                       25 53rd Street
                       Brooklyn, New York 11232
                       Attention: President
                       Facsimile: (718) 492-3482

        Section 11.2 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement among the parties with respect to the purchase of the Purchased Assets and related transactions and supersedes all prior agreements, written or oral, with respect thereto.

        Section 11.3 Waivers and Amendments. This Agreement may be amended, modified, superseded cancelled, renewed or extended, and the terms and conditions hereof may be waived only by a written instrument signed by the parties or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

        Section 11.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without regard to principles of conflict of laws.

        Section 11.5 Consent to Jurisdiction. All suits, actions or proceedings arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in any federal or state court of competent subject matter jurisdiction sitting in New York County. Each of the parties hereto by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 11.1 hereof; and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis.

        Section 11.6 Assignment. Neither the Seller nor the Principals may not assign this Agreement or any rights and obligations hereunder. The Buyer may assign this Agreement and any rights, remedies, benefits and obligations hereunder. This Agreement shall be binding upon the parties hereto and any permitted successor and assign, and with respect to each of the Principals, their respective heirs and legal representatives.

        Section 11.7 Counterparts and Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be signed and delivered by any party by facsimile transmission, and such transmission shall be deemed a valid signature.

        Section 11.8 Severability of Provisions. Any portion of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        Section 11.9 Exhibits and Schedules. The Exhibits and Schedules to this Agreement are hereby made a part of this Agreement as if set forth in full herein.

        Section 11.10 Headings. The Article and Section headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                              BUYER:

                                              LIBERTY FOOD GROUP, LLC

                                              By: Liberty Group Holdings, Inc.,
                                                  f/k/a Bio-Response, Inc.,
                                                  its sole member


                                                  By:
                                                     --------------------------
                                                      Name: Sally A. Fonner
                                                      Title: President


                                              SELLER:


                                              FERRO FOODS CORPORATION



                                                  By:
                                                     --------------------------
                                                      Name: Frank Ferro, Sr.
                                                      Title:


                                                  By:
                                                     --------------------------
                                                      Name: Frank Gambino
                                                      Title:


                                              PRINCIPALS:




                                                  ------------------------------
                                                  Frank Ferro, Sr., Individually



                                                  ------------------------------
                                                  Frank Gambino, Individually